As filed with the Securities and Exchange Commission on March 4, 2002
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                        MANTECH INTERNATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                            22-1852179
(State or Other Jurisdiction of  12015 Lee Jackson Highway    (I.R.S. Employer
 Incorporation or Organization)      Fairfax, VA 22033       Identification No.)

          (Address of Principal Executive Offices Including Zip Code)

                                -----------------

                        MANTECH INTERNATIONAL CORPORATION
                            MANAGEMENT INCENTIVE PLAN

                            (Full Title of the Plan)

                                -----------------

                                                          Copies to:
          George J. Pedersen                        Ronald O. Mueller, Esq.
  ManTech International Corporation               Gibson, Dunn & Crutcher LLP
      12015 Lee Jackson Highway                  1050 Connecticut Avenue, N.W.
          Fairfax, VA 22033                         Washington, D.C. 20036
                                                        (202) 955-8500
                     (Name and Address of Agent For Service)

                                -----------------

                                 (703) 218-6000
          (Telephone Number, Including Area Code, of Agent For Service)

                                -----------------


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------

    Title of Securities           Amount to be          Proposed Maximum         Proposed Maximum            Amount of
     to be Registered            Registered(1)           Offering Price              Aggregate          Registration Fee(2)
                                                           Per Share             Offering Price(2)
------------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock,          3,000,000 shares               N/A                  54,150,000                 $4,982
 par value $.01 per share
------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, there is also being registered such additional Common Stock that become available under the foregoing plan in connection with certain changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding Shares are converted or exchanged.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 based upon the average high and low prices for the Common Stock on February 27, 2002, which was $18.05.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information requested in Part I of this Registration Statement is included in the prospectus for ManTech International Corporation's Management Incentive Plan, which the Registrant has excluded from this Registration Statement in accordance with the instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

         1. The Registrant's Registration Statement on Form S-1 (File No. 333-73946), as filed with the Commission on November 23, 2001, as amended, under which the Registrant registered shares of Class A Common Stock under the Securities Act of 1933, as amended.

         2. The description of the Class A Common Stock set forth in the Registrant's Registration Statement on Form 8-A (File No. 000-49604), as filed with the Commission on January 25, 2002, under which the Registrant registered shares of its Class A Common Stock under Section 12(g) of Securities and Exchange Act of 1934, as amended (the "Exchange Act").



                  All reports and other documents that the Registrant subsequently files with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Registrant files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. The Registrant's file number with the Commission is 000-49604.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law (DGCL) generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

                  The Registrant's Certificate of Incorporation and Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as director, officer, employee or agent of another entity), shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as in effect (or to the extent that indemnification is broadened, as it may be amended), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except with respect to actions initiated by an officer or director against the Registrant to recover the amount of an unpaid claim, the Registrant is required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of the Registrant. The Registrant's Certificate of Incorporation and Bylaws further provide that an officer or director may (60 days after a written claim has been received by the Registrant) bring suit against the Registrant to recover an unpaid claim and, if such suit is successful, the expense of bringing such suit. While it is a defense to such suit that the claimant has not met the applicable standards of conduct which make indemnification permissible under the DGCL, neither the failure of the Board of Directors to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  The Registrant's Certificate of Incorporation and Bylaws also provide that the rights conferred thereby are contract rights, that they are not exclusive of any other rights which an officer or director may have or hereafter acquire under any statute, any other provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, and that they include the right to be paid by the Registrant the expenses incurred in defending any specified action, suit or proceeding in advance of its final disposition provided that, if the DGCL so requires, such payment shall only be made upon delivery to the Registrant by the officer or director of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Bylaws or otherwise.

                  The Registrant may, to the fullest extent permitted by the DGCL, purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability that may be asserted against such person.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                 Exhibit No.                          Description
                 -----------          ------------------------------------------

                        4.1 Second Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on January 30, 2002, incorporated herein by reference to
                                      Exhibit 3.1 of the Registrant's
                                      Registration Statement on Form S-1 (File
                                      No. 333-73946), as filed with the
                                      Commission on November 23, 2002, as
                                      amended

                        4.2 Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-73946), as filed with the Commission on November 23, 2002, as amended

                        5.1           Opinion of Gibson, Dunn & Crutcher LLP

                       10.1 ManTech International Corporation Management Incentive Plan, incorporated herein by reference to Exhibit 10.3 of the Registrant's Registration Statement on Form S-1 (File No. 333-73946), as filed with the Commission on November 23, 2002, as amended

                       23.1 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

                       23.2           Consent of Deloitte & Touche LLP

                       23.3           Consent of PricewaterhouseCoopers LLP

                       24.1 Power of Attorney (included on the signature page of this Registration Statement)

Item 9.           Undertakings.

(1)      The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;


         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.



(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax in the Commonwealth of Virginia, on this 4th day of March, 2002.

                             MANTECH INTERNATIONAL
                             CORPORATION

                             By:    /s/ George J. Pedersen
                                ---------------------------------------------
                             Name:  George J. Pedersen
                             Title: Chairman of the Board of Directors, Chief
                                    Executive Officer and President


                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints George J. Pederson as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.



               Name and Signature                                   Title                             Date
               ------------------                                   -----                             ----

  /s/ George J. Pedersen                           Chairman of the Board of                       March 4, 2002
--------------------------------------------       Directors, Chief  Executive
George J. Pedersen                                 Officer and President
                                                   (Principal Executive Officer)

  /s/ John A. Moore, Jr.                           Executive Vice President, Chief                March 4, 2002
--------------------------------------------       Financial Officer, Treasurer and
John A. Moore, Jr.                                 Director
                                                   (Principal Financial Officer and
                                                   Principal Accounting Officer)




  /s/ Walter W. Vaughan
--------------------------------------------       Director                                       March 4, 2002
Walter W. Vaughan


  /s/ Michael D. Golden
--------------------------------------------       Director                                       March 4, 2002
Michael D. Golden


  /s/ Stephen W. Porter
--------------------------------------------       Director                                       March 4, 2002
Stephen W. Porter


  /s/ Walter R. Fatzinger, Jr.
--------------------------------------------       Director                                       March 4, 2002
Walter R. Fatzinger, Jr.


  /s/ Richard J. Kerr
--------------------------------------------       Director                                       March 4, 2002
Richard J. Kerr


                                  EXHIBIT INDEX



                                                                                                       Sequentially
                                                                                                          Numbered
Exhibit No.                                          Description                                            Page
-----------                                          -----------                                       --------------

        4.1           Second Amended and Restated Certificate of Incorporation of the Registrant            N/A
                      as filed with the Secretary of State of the State of Delaware on January
                      30, 2002, incorporated herein by reference to Exhibit 3.1 of the
                      Registrant's Registration Statement on Form S-1 (File No. 333-73946), as
                      filed with the Commission on November 23, 2002, as amended

        4.2           Amended and Restated Bylaws of the Registrant, incorporated herein by                 N/A
                      reference to Exhibit 3.2 of the Registrant's Registration Statement on Form
                      S-1 (File No. 333-73946), as filed with the Commission on November 23,
                      2002, as amended

        5.1           Opinion of Gibson, Dunn & Crutcher LLP                                                10

       10.1           ManTech International Corporation Management Incentive Plan, incorporated             N/A
                      herein by reference to Exhibit 10.3 of the Registrant's Registration
                      Statement on Form S-1 (File No. 333-73946), as filed with the Commission on
                      November 23, 2002, as amended

       23.1           Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)                     N/A

       23.2           Consent of Deloitte & Touche LLP                                                      11

       23.3           Consent of PricewaterhouseCoopers LLP                                                 12

       24.1           Power of Attorney (included on the signature page of this Registration                N/A
                      Statement)
